UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2011

TITAN OIL & GAS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	333-153762	26-2780766
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7251 West Lake Mead Boulevard, Suite 300
Las Vegas, Nevada
(Address of Principal Executive Offices)

89128
(Zip Code)

(702) 562-4315
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2011, Titan Oil & Gas, Inc., a Nevada corporation (the “Registrant”) disposed of its interest in two Petroleum and Natural Gas Leases (the “Leases”) in the province of Saskatchewan.  The rights to the Leases were sold to Westpoint Energy, Inc. (“Westpoint”) for total proceeds of $15,000.  The rights to the Leases were acquired by the Registrant on April 12, 2010 for an aggregate $8,797.  The Registrant sold its interests in the Leases as the Leases are located in Saskatchewan while the majority of the Registrant’s assets are located in Alberta where the Registrant is focusing its activities.  The President and CEO of the Registrant is also the President and CEO of Westpoint.  In addition, the Registrant and Westpoint have a member of the Board of Directors in common.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements.

(b) Pro forma financial information.

(c) Exhibits:
10.1           Sale and Conveyance Agreement dated February 16, 2011 between Titan Oil & Gas, Inc. and Westpoint Energy, Inc

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titan Oil & Gas, Inc.
(Registrant)

By: /s/ Jarnail Dhaddey
Name: Jarnail Dhaddey, Title: President, Chief Executive Officer, Treasurer, Secretary and Director

Date:  February 22, 2011